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                                                                    EXHIBIT 20.2


                              LETTER OF TRANSMITTAL

TO:    PACIFIC CORPORATE TRUST COMPANY


RE: INTERNATIONAL ABSORBENTS INC. CAPITALIZATION CHANGE EFFECTIVE APRIL 9, 2001, WHEREBY EACH FOUR SHARES OF COMMON STOCK WILL BE CONSOLIDATED INTO ONE NEW SHARE OF COMMON STOCK

The undersigned hereby delivers to you the following share certificate (s) for shares in the capital of INTERNATIONAL ABSORBENTS INC.:


     CERTIFICATE NO.                    NAME IN WHICH REGISTERED**                      NO. OF SHARES
     ---------------                    --------------------------                      -------------

--------------------------    -----------------------------------------------     -------------------------


--------------------------    -----------------------------------------------     -------------------------


--------------------------    -----------------------------------------------     -------------------------

                 (if space is insufficient, please attach list)


Pursuant to the consolidation, the shares represented by the above certificate(s) are hereby surrendered in exchange for certificate (s) of International Absorbents Inc. for the number of shares as specified in the Special Resolution of the Board of Directors dated March 23, 2001.

You are hereby authorized and directed to issue the new certificate(s) as follows:

                              PLEASE PRINT CLEARLY


--------------------------------------------------------------------------------
(Mr./Mrs.)                   (First Name)                  (Surname)


--------------------------------------------------------------------------------
(Number & Street)        (City)        (Province/State)        (Postal/Zip Code)


DATED:
       ---------------------------         -------------------------------------
                                           (Shareholder)

NOTE: This Transmittal Letter, together with your share certificate(s), should be sent by REGISTERED MAIL, to Pacific Corporate Trust Company, 10th Floor - 625 Howe Street, Vancouver, BC Canada V6C 3B8, Attention: Heather Davey, and not to the business or registered office of the Company.

** SEE EXPLANATORY NOTES ON THE REVERSE SIDE HEREOF.

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                                                                    EXHIBIT 20.2

                                EXPLANATORY NOTES



1.    CERTIFICATES WHICH MUST BE ENDORSED

      If you request that certificates be registered in the name or names other than that shown on the face of the certificates surrendered, such certificates must be properly endorsed in the place provided on the back thereof, and the signature must be guaranteed by a Canadian chartered bank, or Medallion signature guaranteed by a bank or brokerage firm, or in some other manner satisfactory to Pacific Corporate Trust.


2.    CERTIFICATE NOT TO BE ENDORSED

      Certificates need not be endorsed if the new certificates are requested in the same name as that shown on the face of the certificate(s) surrendered.


3.    CHARGE FOR NEW CERTIFICATES

      Each registered shareholder is entitled, without charge, to have issued to him one certificate in the name of International Absorbents Inc. for each certificate surrendered by him. Whether or not the certificate is to be issued in the same name as that shown on the certificate surrendered; however, a fee of Cdn$4.55 must be remitted for each additional certificate required.


4.    FRACTIONS

      Any fractional shares that are caused as a result of the consolidation will be rounded down to the nearest whole share. Any fractional shares will be cancelled and no compensation will be paid or payable to the shareholder.

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